UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2021

Business Solutions Plus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-56233	00-0000000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Reservoir Avenue #123

Cranston, R.I. 02910

(Address of Principal Executive Offices)

Issuer's telephone number: 401-440-9533

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

References to “We,” “Our,” and “the Company,” refer to Business Solutions Plus, Inc., a Nevada Company.

Item 3.03. Material Modification to Rights of Security Holders.

On March 3, 2021, 1,000,000 common shares of the Company held and owned by Flint Consulting Services, LLC have been cancelled and returned to the treasury of the Company.

Item 5.01. Changes in Control of Registrant.

As a result of Material Modification to Rights of Security Holders in Item 3.03, there are no shares of the Company stock issued and outstanding. Our sole director Paul Moody continues to serve the Company in all corporate capacities.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On February 9, 2021, the Company filed, with the Secretary of State of Nevada, (“NSOS”) Restated Articles of Incorporation. Including but not limited to, the Company’s par value, authorized common stock and preferred stock were amended. The Company withdrew its designated Series Z Preferred Stock and designated a new class of preferred stock described as Series A Preferred Stock. No shares of Preferred Stock of any series were issued and outstanding prior to or after the recording of the Restated Articles of Incorporation with NSOS.

The above action to restate the Articles of Incorporation was approved by a vote of 100% of the Company’s outstanding and issued common stock, all held by the Company’s now former controlling shareholder, Flint Consulting Services, LLC. Flint Consulting Services, LLC is owned and controlled by Jeffrey DeNunzio.

The foregoing description of the Restated Articles of Incorporation is a summary only and is qualified in its entirety by reference to the provisions of the Restated Articles of Incorporation as filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On March 3, 2021, Business Solutions Plus, Inc. (the “Company” or “Successor”) transmuted its business plan from that of a blank check shell company to forming a holding company that is a business combination related shell company. The reason for the change being that our sole director desires to complete a holding company reorganization (“Reorganization”) pursuant to NRS 92A.180, NRS A.200, NRS 92A.230 and NRS 92A.250. The constituent corporations in the Reorganization will be InterActive Leisure Systems, Inc. (“IALS” or “Predecessor”), the Company and Business Solutions Merger Sub, Inc. (“Merger Sub”). Our director is the sole director/officer of each constituent corporation in the anticipated Reorganization. In preparation of the Reorganization, our sole and controlling shareholder, Flint Consulting Services, LLC as of date first written above has cancelled and returned to the Company’s treasury all issued and outstanding common shares of the Company held and owned by it.

The Company will issue 1,000 common shares of its common stock to Predecessor and Merger Sub will issue 1,000 shares of its common stock to the Company prior to the Reorganization. Immediately prior to the merger, the Company will be a wholly owned direct subsidiary of IALS and Merger Sub will be a wholly owned and direct subsidiary of the Company. The merger shall become effective at such time as the Articles of Merger are filed and stamped by the Nevada Secretary of State (“Effective Time”). At the Effective Time, Predecessor shall be merged with and into Merger Sub (the “Merger), and Predecessor shall be the surviving corporation. Each share of Predecessor common stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of Successor common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1	Restated Articles of Incorporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Business Solutions Plus, Inc.

Dated: March 4, 2021

By: /s/ Paul Moody

Paul Moody

President and Director